NON-COMPETITION/NON-SOLICITATION AGREEMENT

This Non-Competition Agreement (this “Agreement”), dated November 14, 2007, is made by and between Jason J. Kulpa (the “Employee”) and All Ad Acquisition, Inc. a Delaware corporation (“Acquiror”). For purposes of this Agreement, “Acquiror” shall be deemed to include Acquiror and its wholly and majority-owned direct and indirect subsidiaries that operate the Business (as defined below) of the Company.

Background

Acquiror and Ad Authority, Inc., a Delaware corporation (the “Company”) are parties to an Stock Purchase Agreement dated on or about November 14, 2007 (the “Purchase Agreement”), pursuant to which Acquiror will acquire the Company (the “Purchase”). Employee understands and agrees that he is a key and significant member of either the management and/or the technical workforce of the Company and that he will receive substantial consideration as a result of Acquiror’s purchase of the Company. Employee is willing to enter into this Agreement as a condition of the closing of the Purchase and to protect Acquiror’s legitimate interests as a key employee of the Company. Employee understands and acknowledges that the execution and delivery of this Agreement by Employee is a material inducement to the willingness of Acquiror to enter into the Purchase Agreement, and a material condition to Acquiror consummating the transactions contemplated by the Purchase Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Acquiror and Employee both agree that the Company’s business includes the design, development, manufacture, production, marketing and sales of products and services related to the Business (as defined below) throughout each county or state of the United States or country in which the Company conducted or as of the Closing Date (as defined in the Purchase Agreement) had developed or had been actively developing (the “Restrictive Territory”). Acquiror represents and Employee understands that, following the Purchase, Acquiror will continue conducting the Company’s business in the Restrictive Territory.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Employee, intending to be legally bound, agrees as follows:

1. Agreement Not to Compete/Solicit. During the Restrictive Period (as defined below), Employee agrees that he will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, Employee, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity directly or indirectly:

(a) engage in, have an interest in or provide advice or assistance to any internet advertising business if at the time of the proposed activity the Company is engaged in or as of the Closing Date of the Purchase had developed or had been actively developing such business (hereafter referred to as the “Business”) in the Restrictive Territory; or

(b) permit Employee’s name to be used in connection with a business, which is competitive or substantially similar to the Business; or

(c) do anything to cause or encourage any officer, director, employee, consultant, agent or broker of the Company to terminate or sever his or her employment or other relationship with the Company for the purpose of competing with or proposing to compete with the Company, or for the purpose of damaging the Company in any way; or

(d) do anything to cause or encourage any customer to terminate, modify or fail to review any contract or other relationship with the Company; or

(e) (iii) contact or otherwise act in concert with, for purposes of competing, directly or indirectly, or aiding another to compete, directly or indirectly, with the Business or of damaging the Company in any way, any person that became known to Employee by or through the Business or whose name or business was obtained by or from the Company; or

(f) without the prior written consent of Buyer, directly or indirectly, solicit for employment or hire any current employee, agent or broker of the Company.

Notwithstanding the foregoing, Employee may (i) own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of “publicly traded securities” of any business that is competitive or substantially similar to the Business or (ii) work for a division, entity or subgroup of any of such companies that engages in the Business so long as such division, entity or subgroup does not engage in the Business. The term “publicly traded securities” shall mean securities that are traded on a national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System.

For purposes of this Agreement, the restrictive period (referred to herein as the “Restrictive Period”) shall commence on the Closing Date of the Purchase and shall continue until the third (3rd) anniversary of the Closing Date; provided, however, that with respect to (a) through (e) above, if Employee’s employment with the Company is terminated without “Cause” (as such term is defined in Employee’s employment agreement with Acquiror) or by Employee for “Good Reason” (as such term is defined in Employee’s employment agreement with Acquiror or Company) the Restrictive Period shall end on the earlier of (i) one (1) year after the termination of employment date and (ii) three (3) years after the Closing Date. In the event that no Closing occurs as contemplated by the Purchase Agreement and the Purchase Agreement thereby terminates, this Agreement shall terminate and be of no further force or effect.

2. Acknowledgment. Employee hereby acknowledges and agrees that:

(a) this Agreement is necessary for the protection of the legitimate business interests of Acquiror in acquiring the Company;

(b) the execution and delivery and continuation in force of this Agreement is a material inducement to Acquiror to execute the Purchase Agreement and is a mandatory condition precedent to the closing of the Purchase, without which Acquiror would not close the transactions contemplated by the Purchase Agreement;

(c) the scope of this Agreement in time, geography and types and limitations of activities restricted is reasonable;

(d) Employee has no intention of competing with the Business acquired by Acquiror within the area and the time limits set forth in this Agreement; and

(e) breach of this Agreement will be such that Acquiror will not have an adequate remedy at law because of the unique nature of the operations and the assets being conveyed to Acquiror.

3. Remedy. Employee acknowledges and agrees that (a) the rights of Acquiror under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Acquiror if Employee fails to or refuses to perform his obligations under this Agreement and (b) Acquiror may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal. No single exercise of the foregoing remedies shall be deemed to exhaust Acquiror’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as Acquiror may elect. Employee represents and warrants that his expertise and capabilities are such that his obligations under this Agreement (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood.

4. Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Acquiror and Employee intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.

5. Amendment. This Agreement may not be amended except by an instrument in writing signed by Acquiror’s Senior Vice President of Human Resources, or his or her designee, and Employee.

6. Waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any breach of any other term or agreement contained in this Agreement.

7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8. Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of California without regard to conflicts of law principles of any jurisdiction.

9. Entire Agreement. This Agreement and the documents referenced herein constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement (but does not in any way merge or supersede the Purchase Agreement or any other agreement executed in connection with the Purchase Agreement, including the Employee’s employment agreement with Acquiror, if any). To extent that the provisions of this Agreement are ambiguous or incomplete they shall be construed in a manner consistent with the Purchase Agreement or other agreement executed in connection therewith, although in the event of a conflict between the terms of this Agreement and such other agreements, the terms of this Agreement shall control.

IN WITNESS WHEREOF, Acquiror and Employee have executed this Agreement on the day and year first above written.

Employee

/s/ Jason Kulpa
Signature

Jason Kulpa
Name (Please Print)

All Ad Acquisition, Inc.
a Delaware corporation

By:	/s/ Michael Crow
Name: Michael Crow
Title: President